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                                                                   Exhibit 10.13

                              SEVERANCE AGREEMENT


     AGREEMENT dated as of August 4, 1998 between Domino's Pizza, Inc., a Michigan corporation ("DPI") and Cheryl Bachelder ("EXECUTIVE").

     WHEREAS, Executive is currently a valued employee of DPI; and

     WHEREAS, DPI desires to retain the services of Executive in anticipation of a possible transaction which may result in a Change of Control (as defined below) and to obtain the covenants set forth herein; and

     WHEREAS, the parties desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

     "ABANDONMENT OF SALE" means a termination by the Chief Executive Officer of DPI of the sale process initiated pursuant to the letter dated May 1, 1998 addressed to TISM from J.P. Morgan Securities Inc., as evidenced by an affirmative action by said Chief Executive Officer such as written notice of termination of the process to J.P. Morgan Securities Inc.

     "BASE SEVERANCE AMOUNT" means $498,083.

     "CAUSE" means (i) Executive's continued failure to devote substantially all of his business time and energies to the performance of his duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by Executive for Good Reason) after a written demand for substantial performance is delivered to Executive and Executive shall have failed during the 30 day period following such written demand to have corrected such failure, (ii) any willful act or omission by Executive constituting dishonesty, fraud or other malfeasance against the Company, (iii) Executive's conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business or (iv) breach by Executive of any of the restrictive covenants contained in Section 4 of this Agreement. No act or failure to act on Executive's part shall be deemed willful unless done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.
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     "CHANGE OF CONTROL" means the first of the following events to occur following the date hereof:

     (i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON"), other than any entity or group in which Executive has not less than a 5% beneficial interest (an "EXECUTIVE ENTITY"), shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 51% of the then outstanding shares of common stock of the Company or TISM; or

     (ii) Consummation of any reorganization, merger or consolidation with respect to the Company or TISM (each a "REORGANIZATION"), other than with an Executive Entity, unless following such Reorganization more than 51% of the outstanding equity of the entity resulting from such Reorganization continues to be beneficially owned, directly or indirectly, by the Majority Owner; or

     (iii) The sale or other disposition (or the last in a series of such transactions) of all or substantially all of the assets of the Company or TISM, other than to an Executive Entity or to an entity with respect to which following such sale or other disposition more than 51% of the outstanding equity is beneficially owned, directly or indirectly, by the Majority Owner.

     "COMPANY" means DPI and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of DPI.

     "DOMINO GROUP" means TISM, the Company and its subsidiaries and Domino's Farms Office Park Limited Partnership, collectively.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

     "GOOD REASON" means:

           (i) Removal from, or failure to be reappointed or reelected to, the position Executive holds with the Company immediately prior to a Change of Control (other than as a result of a promotion);

           (ii) Material diminution in Executive's title, position, duties or responsibilities, the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position of Executive immediately prior to the Change of Control;

           (iii) Failure by the Company to pay Executive any compensation otherwise vested and due if such failure continues for ten business days following notice to the Company thereof;

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           (iv)  Reduction in base salary, bonus opportunity or benefits;

           (v) Relocation of Executive to an office of the Company more than 50 miles from his current office;

           (vi) Any reason during the 30 day period following the first anniversary of a Change of Control; or

           (vii) Failure of the Company to obtain the assumption of this Agreement pursuant to Section 6(g) hereof;

provided that any such event occurring prior to the first anniversary of a Change of Control shall not be deemed to constitute Good Reason following such anniversary.

     "MAJORITY OWNER" means Thomas S. Monaghan.

     "MULTIPLE" means three in the case of a termination of Executive's employment prior to or upon the first anniversary of a Change of Control and two in the case of such termination on or after the first anniversary of a Change of Control but prior to or upon the second anniversary of such a Change of Control.

     "NON-COMPETE TERM" means the period from the date of this Agreement until the earliest of (i) the date of Executive's termination of employment by the Company without Cause prior to a Change of Control, (ii) the date eighteen months following any other termination of Executive's employment prior to a Change of Control or any termination of Executive's employment upon or following a Change of Control and prior to or upon the first anniversary of such Change of Control, (iii) the date twelve months following any termination of Executive's employment after the first anniversary of a Change of Control but prior to or upon the second anniversary of such Change of Control, and (iv) the date of any termination of Executive's employment following or upon the expiration of this Agreement.

     "TARGET BONUS" means, with respect to any fiscal year of the Company, the higher of (i) the target annual bonus for Executive for such year, if any, and
(ii) the average of the annual bonuses paid to Executive for each of the years following the year ended December 31, 1995 and prior to the year in which the Change of Control occurs.

     "TISM" means TISM, Inc., a Michigan corporation.

     2. Term of Agreement. This Agreement shall be in effect from the date hereof until the earliest of (i) the second anniversary of a Change of Control,
(ii) January 31, 2000 if no Change of Control shall occur prior to such date, and (iii) the date of an Abandonment of Sale, except to the extent necessary to give effect to the provisions hereof. Notwithstanding the foregoing, prior to a Change of Control and following the expiration of this Agreement,

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Executive's employment shall be deemed an employment at will and Executive's employment may be terminated at will by Executive or the Company.

     3.    Severance.

     (a) Without Cause by the Company; by Executive for Good Reason. If Executive's employment with the Company is terminated upon a Change of Control or prior to or upon the second anniversary of a Change of Control (x) by the Company without Cause (other than by reason of disability (within the meaning of the Company's disability program, "DISABILITY") or death) or (y) by Executive for Good Reason, in lieu of any other severance benefits to which Executive would be entitled under any other plans or programs of the Company, Executive shall be entitled to the following benefits.

     (i) The Company shall pay Executive, within ten days of the date of such termination of employment (the "DATE OF TERMINATION") in a lump sum payment
     (A) accrued unpaid base salary through the Date of Termination, (B) any prior year bonus earned but not paid, (C) any bonus earned by Executive solely by reason of Executive's being employed by any member of the Domino Group upon a Change of Control ("CHANGE OF CONTROL BONUS") if and to the extent such bonus has not been paid, (D) the Target Bonus for the year of termination, pro-rated through the Date of Termination and (E) severance equal to the Multiple times the Base Severance Amount.

     (ii) The Company shall make monthly payments to Executive such that, after payment by Executive of all applicable taxes thereon, Executive retains an amount which, when added to the amount of Executive's contribution if any to his current health insurance arrangement, will enable Executive to purchase health insurance benefits at the same level enjoyed by Executive as of the Date of Termination, or at the date of Change of Control, if greater, for the lesser of a period of the Multiple number of years following the Date of Termination or until Executive is eligible for comparable health insurance from a successor employer.

     (iii) Executive shall receive any other benefits under other plans or programs of the Company in accordance with their terms.

     (iv) Other than the benefits set forth in this Section 4(a), the Company and its affiliates will have no further obligations hereunder with respect to Executive following such Date of Termination.

     (v) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive, nor, except as provided in subparagraph (ii),

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     shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned as a result of Executive's employment with another employer.

     (b) Upon Death or Disability. If Executive's employment with the Company is terminated upon a Change of Control or prior to or upon the second anniversary of a Change of Control by the Company by reason of Disability or death, in lieu of any other severance benefits to which Executive would be entitled under any other plans or programs of the Company, Executive shall be entitled to the following benefits.

     (i) The Company shall pay Executive or his estate, as applicable, within ten days of the Date of Termination in a lump sum payment (A) accrued unpaid base salary through the Date of Termination, (B) any prior year bonus earned but not paid, (C) any Change of Control Bonus if and to the extent it has not been paid, (D) the Target Bonus for the year of termination, pro-rated through the Date of Termination and (E) severance equal to the Base Severance Amount.

     (ii) Executive shall receive any other benefits, including without limitation disability and/or death benefits, under other plans or programs of the Company in accordance with their terms.

     (iii) Other than the benefits set forth in this Section 4(b), the Company and its affiliates will have no further obligations hereunder with respect to Executive following such Date of Termination.

     (c) Any Other Termination. If Executive is terminated during the term of this Agreement following a Change in Control for any reason other than set forth in Section 4(a) or 4(b), Executive shall be entitled to receive his accrued unpaid base salary through the Date of Termination, any prior year bonus earned but not paid and the any Change of Control Bonus if and to the extent it has not been paid, all of the foregoing payable in a lump sum within ten days of the Date of Termination, and any other benefits under other plans and programs of the Company in accordance with their terms, and the Company and its affiliates will have no further obligations under this Agreement with respect to Executive following the Date of Termination.

     (d) Notice of Termination. Any purported termination of employment by the Company or by Executive following a Change of Control shall be communicated by written notice of termination to the other party hereto in accordance with
Section 6(i) hereof which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     4. Non-Competition; Non-solicitation; Confidentiality. (a) Executive acknowledges and recognizes the highly competitive nature of the business of the Company and its affiliates

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and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, any Change of Control Bonus and any payments hereunder, during the Non-Compete Term, Executive will not engage, either directly or indirectly, as a principal for his own account or jointly with others, or as a stockholder in any corporation or joint stock association, in any business other than the Company that is principally engaged in the sale of fast food pizza (whether as home delivery, eat-in or carry-out) (the "BUSINESS") within the United States; provided, that nothing herein shall prevent Executive from (i) owning, directly or indirectly, not more than five percent of the outstanding shares of, or any other equity interest in, any entity engaged in the Business and listed or traded on a national securities exchanges or in an over-the-counter securities market or (ii) being a franchisee of the Company.

     (b) During the Non-Compete Term, Executive will not (i) employ or solicit, or receive or accept the performance of services by any current employee with managerial responsibility or other current key employee of the Company or any subsidiary of the Company, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings or (ii) solicit for business any person who is a customer or former customer of the Company or any of its affiliates unless such person should have ceased to have been a customer of the Company or any of its affiliates for a period of at least six (6) months.

     (c) Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, unless required to do so by applicable law or court order, subpoena or decree or otherwise required by law, with reasonable evidence of such determination promptly provided to the Company. The preceding sentence of this paragraph (c) shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

     (d) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 4 to be reasonable, if a final judicial

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determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judiciary determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     5. Remedies. (a) Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of
Section 4 hereof would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     (b) Notwithstanding any provision of this Agreement to the contrary, from and after any breach by Executive of the provisions of Section 4 of this Agreement, the Company shall cease to have any obligations to make payments or provide benefits to Executive under this Agreement.

     6.   Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Michigan.

     (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the severance payable to Executive in the event of a termination of employment following a Change of Control during the term of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein or therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity,

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legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     (e) Arbitration. With respect to any dispute between the parties hereto arising from or relating to the terms of this Agreement, except as provided in
Section 6(a), the parties agree to submit such dispute to arbitration in Ann Arbor, Michigan under the auspices of and the employment rules of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company and Executive and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     (f) Attorneys Fees. In the event of a dispute by the Company, Executive or others as to the validity or enforceability of, or liability under, any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses incurred by him in connection with such dispute except to the extent (i) in the case of a dispute prior to a Change of Control, Executive shall not prevail to any material extent or (ii) in the case of severance under
Section 3 hereof or any other dispute following a Change of Control, Executive's position is found by a tribunal of competent jurisdiction to have been frivolous.

     (g) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive; provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

     (h) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

     (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     (j) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

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     (k)  Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duty executed this Agreement as of the day and year first above written.

                         DOMINO'S PIZZA, INC.

                         By: /s/ Thomas S. Monaghan
                            -------------------------------

                            Title:   Chief Executive Officer

                            Address: 30 Frank Lloyd Wright Drive
                                     P.O. Box 997
                                     Ann Arbor, Michigan 48106-0997


                         CHERYL BACHELDER


                         /s/  Cheryl Bachelder
                         ---------------------------------

                         Address:  1029 Andover
                                   Northville, MI 48167

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